Exhibit 4.2

AMENDMENT NO. 16

TO THE

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF

FIRST POTOMAC REALTY INVESTMENT LIMITED PARTNERSHIP

This Amendment No. 16 (the “Sixteenth Amendment”) to the Amended and Restated Limited Partnership Agreement of First Potomac Realty Investment Limited Partnership (the “Partnership”) dated September 15, 2003 (the “Partnership Agreement”), is entered into as of March 25, 2011, by First Potomac Realty Trust, the general partner (the “General Partner”) of the Partnership, and the Members of 840 First Street LLC, Stephen A. Goldberg, Brian L. Goldberg Generational Trust, Lauren B. Goldberg Generational Trust and Stuart W. Goldberg Generational Trust (collectively, the “Contributors”). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Partnership Agreement.

WHEREAS, pursuant to the terms of that certain Contribution Agreement, dated as of November 2, 2010 by and among 840 First Street LLC and the Partnership (the “Contribution Agreement”), on March 25, 2011 the Contributors contributed to the Partnership the property commonly known as 840 First Street, NE located in Washington, DC, in exchange for limited partnership operating units in the Partnership;

WHEREAS, pursuant to the terms of the Contribution Agreement, the Contributors are entitled to receive certain additional consideration in the form of additional limited partnership operating units in the Partnership;

WHEREAS, it is desirable to amend Exhibit A to the Partnership Agreement to reflect the additional consideration to the Contributors;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership Agreement is hereby amended as follows:

Exhibit A to the Partnership Agreement is hereby amended by substituting for the current version of such exhibit, a version in the form attached hereto as Exhibit A reflecting the additional consideration received by the Contributors.

IN WITNESS WHEREOF, the foregoing Sixteenth Amendment has been signed and delivered as of this 26th day of September, 2011, by the parties set forth above.

FIRST POTOMAC REALTY TRUST, General Partner

By:	/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President